Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-196113, No. 333-168323 and No. 333-100891 on Form S-8 and Registration Statement No. 333-192483 on Form S-3 of our reports dated February 29, 2016 with respect to the consolidated financial statements and schedule of Wynn Resorts, Limited and the effectiveness of internal control over financial reporting of Wynn Resorts, Limited, included in this Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Las Vegas, Nevada
February 29, 2016